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EXHIBIT 11

                      METROMEDIA INTERNATIONAL GROUP, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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

                                                                                     THREE MONTHS ENDED JUNE 30,
                                                                                   ---------------------------------
                                                                                      2000                 1999
                                                                                   ------------         ------------
 Loss per common share-Basic (A):
   Net loss                                                                      $    (16,602)        $    (11,607)
   Cumulative convertible preferred stock dividend requirement                         (3,752)              (3,752)
                                                                                   ------------         ------------
   Net loss attributable to common stock shareholders                            $    (20,354)        $    (15,359)
                                                                                   ============         ============

 Weighted average common stock shares outstanding during the period                    94,034               69,151
                                                                                   ============         ============
 Loss per common share-Basic:

   Net loss attributable to common stock shareholders                            $      (0.22)        $      (0.22)
                                                                                   ============         ============
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

                                                                                      SIX MONTHS ENDED JUNE 30,
                                                                                   ---------------------------------
                                                                                      2000                 1999
                                                                                   ------------         ------------
 Loss per common share-Basic (A):
   Net loss                                                                      $    (33,133)        $    (22,877)
   Cumulative convertible preferred stock dividend requirement                         (7,504)              (7,504)
                                                                                   ------------         ------------
   Net loss attributable to common stock shareholders                            $    (40,637)        $    (30,381)
                                                                                   ============         ============

 Weighted average common stock shares outstanding during the period                    93,921               69,137
                                                                                   ============         ============

 Loss per common share-Basic:
   Net loss attributable to common stock shareholders                            $      (0.43)        $      (0.44)
                                                                                   ============         ============
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(A)  In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share if they would have an antidilutive effect on earnings per share. For the three and six months ended June 30, 2000 and 1999, the Company has not included diluted earnings per share since the calculation is antidilutive.